CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 30 to the Registration Statement on Form N-4 (No. 333-142455) (the “Registration Statement”) of our report dated March 18, 2024 relating to the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 12, 2024 relating to the financial statements of each of the variable investment options of Separate Account No. 206 indicated in our report.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 3, 2024